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                                                                    EXHIBIT 99.3


When OK to Print -- Remove ALL Red Items            Please mark your
                                                    votes as indicated  [X]
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MapQuest.com,Inc.                                     [Your Control Number is:]
3710 Hempland Road, Mountville, PA 17554              [                       ]
To Our Stockholders:

The formal notice of the special meeting is in the enclosed proxy statement/prospectus. Please read the proxy statement/prospectus and when finished, promptly vote either by telephone, fax, the Internet or mail.

For this special meeting, we are pleased to provide telephone, fax and Internet voting options. Telephone or Internet votes must be received by 5:00 p.m. Eastern time on _____________, _______________, 2000 to be counted in the final tabulation. Do not mail the proxy card if you elect to vote by telephone, fax or the Internet.

For your convenience, we have consolidated your holdings except for the shares that you may hold at a banking institution or brokerage house.

                              Vote 24 hours a day, 7 days a week!

Vote by Telephone     Have your proxy card available when you call the toll-free number [insert telephone] using a touch-tone phone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Fax           Please mark, sign and date your proxy card and fax this
                      side of your proxy card only to [insert fax telephone number].

Vote by the Internet  Have your proxy card available when you access the website
                      [insert website]. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail          Please mark, sign and date your proxy card and return it
                      to [insert address] in the enclosed postage-paid envelope.
                      Do not mail your proxy card if you have elected to vote by telephone, fax or the Internet.

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                       THE BOARD OF DIRECTORS RECOMMENDS
                           A VOTE "FOR" THE PROPOSAL

To adopt the Agreement and Plan of Merger among        FOR    AGAINST   ABSTAIN
America Online, Inc., MQ Acquisition, Inc.,            [_]      [_]       [_]
and MapQuest.com, Inc. dated as of December 21, 1999, as the same may be amended from time to time.

To transact such other business related to matters as may properly come before the special meeting or any adjournments or postponements thereof.

If you wish to vote as the Board of Directors recommends, you need not mark this card. Just sign and date this card and return it promptly in the enclosed envelope.

YOUR VOTE IS IMPORTANT -- PLEASE VOTE TODAY.

Signature(s):                                           Date:

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        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF MAPQUEST.COM, INC.
          SPECIAL MEETING OF STOCKHOLDERS ON _________________, 2000


I or we authorize Michael J. Mulligan and James W. Thomas and any one or both of them, as proxies, to vote all stock of mine or ours in MapQuest.com, Inc. on any matters that come before the Special Meeting of Stockholders of MapQuest.com, Inc., or any adjournments or postponements of the meeting, to be held on ____________, 2000, or at a later time if the Special Meeting is adjourned or postponed. Each proxy may substitute another to act for him. The proposal set forth above is described in the Proxy Statement/Prospectus.

The proxies will vote:
(1) as you specified on this card;
(2) as the Board of Directors recommends where no choice is specified; and
(3) as the proxies decide on any other matter.

For Participants in MapQuest's Employee Stock Ownership Plan: As to those shares of MapQuest.com, Inc., if any, that are held for me, I instruct the Trustee of the applicable Program to sign a proxy for me in substantially the form set forth on the reverse side. The trustee shall mark the proxy as I instruct. If the trustee does not receive this proxy, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

                CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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